Exhibit 16.1


                                                        [LOGO - ROSS SYSTEMS]
                                                        TWO Concourse Parkway
                                                        Suite 800
                                                        Atlanta, Georgia 30328
                                                        Phone:  (770) 351-9600
                                                        Fax:    (770) 351-0036




July 10, 2002


Andersen
Attn: Kerry Evanson
Suite 2500
133 Peachtree Street NE
Atlanta, Georgia  30303-1846


Dear Ms. Evanson:

This is to inform you that Ross Systems, Inc. herewith dismisses Andersen as our certifying accountant.

Regards,


/s/ Verome Johnston
----------------------------------------
Verome Johnston
Vice President & Chief Financial Officer